UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2005

SI International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On December 30, 2005, SI International, Inc., a Delaware corporation (“SI International”), appointed Marylynn Stowers as Executive Vice President of the IT Solutions Group of SI International.  In this capacity, Ms. Stowers will receive an annual base salary of $250,000.  She also received a $45,000 signing bonus.  She is eligible to receive a bonus following the end of each fiscal year, beginning with fiscal 2006, in accordance with the performance-based bonus plans established by the Board of Directors which bonuses are determined on the basis of revenue and profitability targets.  SI International has established a target bonus of 50% of base salary for Ms. Stowers if certain performance targets are achieved, with the potential for a bonus of up to 100% of base salary to the extent such performance targets are exceeded.  Ms. Stowers is also eligible for equity incentives in the form of executive stock grants and stock option grants.  On December 30, 2005, she was granted fully-vested stock options for 45,000 shares of common stock in SI International.

On December 30, 2005, SI International promoted P. Michael Becraft to Executive Vice President of the Mission Services Group of SI International.  He previously served as Senior Vice President of Homeland Security for SI International.  In his new capacity, Mr. Becraft will receive an annual base salary of $250,000.  He is eligible to receive a bonus for fiscal year 2005 for his prior service to SI International and he is eligible to receive a bonus following the end of each successive fiscal year, beginning with fiscal year 2006 at a new target bonus percentage in accordance with the performance-based bonus plans established by the Board of Directors which bonuses are determined on the basis of revenue and profitability targets.  SI International has established a target bonus of 50% of base salary for Mr. Becraft if certain performance targets are achieved, with the potential for a bonus of up to 100% of base salary to the extent such performance targets are exceeded.  Mr. Becraft is also eligible for equity incentives in the form of executive stock grants and stock option grants.  On December 30, 2005, he was granted fully-vested stock options for 33,000 shares of common stock in SI International.  For his prior service to SI International, Mr. Becraft had been granted stock options for a total of 16,525 shares of common stock in SI International, all of which are fully-vested.

We expect to enter into Executive Employment Agreements with each of Ms. Stowers and Mr. Becraft evidencing these terms, and possibly including additional terms, in the near future.  We will amend this Current Report on Form 8-K following the execution of any such agreements.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Exhibit

99.1	Press Release dated January 6, 2006 (*)

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: differences between authorized amounts and amounts received by the Company under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; the Company’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

*  Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:	January 6, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release dated January 6, 2006